UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 7, 2006 (February 1, 2006)

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry Into a Material Definitive Agreement

DIP Facility Commitment Letter

In connection with the previously announced intention of Integrated Electrical Services, Inc. and certain of its subsidiaries (collectively, “IES” or the “Company”) to effect a restructuring through a Chapter 11 plan of reorganization, the Company has accepted a financing commitment letter, dated February 1, 2006 (the “Commitment Letter”), with Bank of America, N.A. (“BofA”). The Commitment Letter contemplates that BofA and any other lenders that choose to participate therein (collectively, the “DIP Lenders”) will provide a credit facility (the “DIP Facility”) to the Company, as a debtor-in-possession, upon the satisfaction of certain conditions described below.

The DIP Facility will provide for aggregate financing of $80 million during the pendency of the Company’s anticipated Chapter 11 case, consisting of a revolving credit facility of up to $80 million, with a $72 million sub-limit for letters of credit. The Company is currently party to a Loan and Security Agreement, dated August 1, 2005 with BofA (the “Prepetition Loan Agreement”). Under the DIP Facility, all letters of credit and other obligations outstanding under the Prepetition Loan Agreement will constitute obligations and liabilities under the DIP Facility.

Loans under the DIP Facility will bear interest at LIBOR plus 3.5% or the Base Rate plus 1.5% on the terms set forth in the Commitment Letter. In addition, the Company will be charged monthly in arrears (i) an unused line fee of either 0.5% or .375% depending on the utilization of the credit line, (ii) a letter of credit fee equal to the applicable per annum LIBOR margin times the amount of all outstanding letters of credit and (iii) certain other fees and charges as specified in the Commitment Letter.

The DIP Facility will mature on the earliest to occur of (i) the expiration of a period of 12 months from the closing date of the DIP Facility, (ii) 45 days after the commencement of the Chapter 11 cases if a Final Order approving the DIP Facility has not been entered by the bankruptcy court, (iii) the effective date of an approved Plan of Reorganization or (iv) termination of the DIP Facility. The DIP Facility will be entitled to superpriority administrative expense status pursuant to Section 364(c)(1) of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and be secured by a first priority security interest, subject to certain Permitted Liens, in the Collateral. The DIP Facility contemplates customary affirmative, negative and financial covenants binding on the Company as described in the Commitment Letter.

The Commitment Letter provides that the DIP Lenders are obligated to provide the DIP Facility only upon the satisfaction of certain conditions, including, without limitation, completion of definitive documentation and other ancillary documents as may be required by BofA; entry of orders of a bankruptcy court authorizing the DIP Facility, use of cash collateral and related matters; BofA’s receipt of financial projections, financial statements and a satisfactory budget; BofA’s satisfaction with the relative rights of BofA and the Company’s sureties; and the absence of a material adverse change in the Company’s business, assets, financial condition, liabilities, business prospects or results of operations since November 30, 2005, other than as previously disclosed.

The Commitment Letter is filed as Exhibit 10.1 hereto and the foregoing summary of certain terms and conditions of the DIP Facility is qualified in its entirety by reference to such exhibit. Capitalized terms used but not defined herein shall have the meaning set forth in the Commitment Letter.

The Chubb Surety Agreement

The Company is party to that certain Underwriting, Continuing Indemnity, and Security Agreement, dated January 14, 2005 and related documents, as amended (the “Surety Agreement”), with Federal Insurance Company and its affiliates (collectively, “Chubb”), which provides for the provision of surety bonds to support the Company’s contracts with certain of its customers.

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In connection with the Company’s anticipated Chapter 11 bankruptcy case, the Company has entered into the Term Sheet for Surety Support, dated February 3, 2006 (the “Chubb DIP Agreement”). The Chubb DIP Agreement provides for Chubb, during the pendency of the Company’s Chapter 11 case, (i) in its sole and absolute discretion and upon the Company’s filing of a voluntary petition for bankruptcy, to issue up to an aggregate of $48 million in new surety bonds, with not more than $12 million in new surety bonds to be issued in any given month, and (ii) to give permission for the Company’s use of cash collateral in the form of proceeds of all contracts as to which Chubb has issued surety bonds. The Company will be charged a bond premium of $25 per $1,000 of the contract price related to any new surety bond. The Company will provide $6 million in additional collateral in the form of cash or letters of credit in installments of $l.5 million per month, to support the new surety bonds. The Chubb DIP Agreement is subject to certain conditions as set forth therein, including, without limitation, the Company’s payment of due diligence and facility fees of $500,000 each; the Company’s assumption of the Surety Agreement and bonded contracts in the bankruptcy proceeding; and the entry of bankruptcy court orders, in form and substance satisfactory to Chubb in its sole discretion, authorizing the forgoing.

The Chubb DIP Agreement is filed as Exhibit 10.2 hereto and the forgoing summary of certain terms and conditions of the Chubb DIP Agreement is qualified in its entirety by reference to such exhibit.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Facility and the Chubb DIP Agreement is incorporated by reference into this Item 2.03.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

The Company previously announced that it had reached a non-binding agreement in principle with an ad hoc committee, whose members hold a majority of the Company’s 9 3/8% senior subordinated notes due 2009 (the “Senior Subordinated Notes”), for a proposed consensual restructuring of the Company’s capital structure. The Company and the ad hoc committee originally anticipated that the proposed restructuring would be consummated through a “pre-packaged” Chapter 11 bankruptcy filing. A “pre-packaged” Chapter 11 filing would likely involve the Company entering into a plan support agreement with the holders of a majority of the Senior Subordinated Notes and then soliciting acceptances of a proposed plan of reorganization prior to commencing any bankruptcy proceeding. The Company, in consultation with the ad hoc committee, is now considering a “pre-arranged” Chapter 11 filing, rather than a “pre-packaged” filing. Under a “pre-arranged” Chapter 11 filing scenario, the Company would file voluntary petitions for relief under Chapter 11 after entering into a plan support agreement with holders of a majority of the Senior Subordinated Notes and then solicit acceptances of a proposed plan of reorganization upon bankruptcy court approval of a disclosure statement describing the plan. There would be no prepetition solicitation. It is not anticipated that the treatment of creditors and equity interests in a plan of reorganization would change from what the Company has previously disclosed as a result of a “pre-arranged” bankruptcy filing, rather than a “pre-packaged” bankruptcy filing.

This current report on Form 8-K includes certain statements that may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the Company’s inability to complete a financial restructuring on terms acceptable to the Company or at all; and the failure of the Company to file voluntary petitions for reorganization under the Bankruptcy Code . You should understand that the foregoing important factors, in addition to those discussed in our other filings with the Securities and Exchange Commission ("SEC"), including those under the heading "Risk Factors" contained in our annual report on Form 10-K for the fiscal year ended September 30, 2005, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. We undertake no

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obligation to publicly update or revise the Company’s borrowing availability, its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.
Exhibit Number	Description
10.1*	Commitment Letter, dated February 1, 2006, by and between Integrated Electrical Services, Inc. and Bank of America, N.A.
10.2*	Term Sheet for Surety Support, by and between Integrated Electrical Services, Inc. and Federal Insurance Company.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: February 7, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1*	Commitment Letter, dated February 1, 2006, by and between Integrated Electrical Services, Inc. and Bank of America, N.A.
10.2*	Term Sheet for Surety Support, by and between Integrated Electrical Services, Inc. and Federal Insurance Company.
* Filed herewith

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